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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8, Numbers 33-25768 and 33-69638) of Drug Emporium, Inc. and subsidiaries of our report dated April 15, 1999, with respect to the consolidated financial statements of Drug Emporium, Inc. and subsidiaries, incorporated by reference in this Annual Report (Form 10-K) for the year ended February 27, 1999.


                                                               ERNST & YOUNG LLP


Columbus, Ohio
May 19, 1999